Exhibit 4

Joint Filing Agreement

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Valor Communications Group, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Signatures

In witness whereof, the undersigned hereby execute this Joint Filing Agreement as of the 24th day of February, 2005.

VESTAR CAPITAL PARTNERS III, L.P.
By: Vestar Associates III, L.P.
Its: General Partner
By: Vestar Associates Corporation III
Its: General Partner

By:	/s/ Norman W. Alpert

Name: Norman W. Alpert
Title: Authorized Signatory

VESTAR CAPITAL PARTNERS IV, L.P.
By: Vestar Associates IV, L.P.
Its: General Partner
By: Vestar Associates Corporation IV
Its: General Partner

By:	/s/ Todd N. Khoury

Name: Todd N. Khoury
Title: Authorized Signatory

VESTAR/VALOR, LLC
By: Vestar Associates IV, L.P.
Its: Managing Member
By: Vestar Associates Corporation IV
Its: General Partner

By:	/s/ Todd N. Khoury

Name: Todd N. Khoury
Title: Authorized Signatory

Signatures

In witness whereof, the undersigned hereby execute this Joint Filing Agreement as of the 24th day of February, 2005.

VESTAR ASSOCIATES CORPORATION III

By:	/s/ Norman W. Alpert

Name: Norman W. Alpert
Title: Authorized Signatory

VESTAR ASSOCIATES CORPORATION IV

By:	/s/ Todd N. Khoury

Name: Todd N. Khoury
Title: Authorized Signatory

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